Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

560 Mission Street, Floor 13 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

FLIR Systems, Inc.

(Exact name of obligor as specified in its charter)

Oregon	93-0708501
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

16505 SW 72nd Ave. Portland, OR	97224
(Address of principal executive offices)	(Zip Code)

3.0% Convertible Senior Debentures Due 2023

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 4th day of September, 2003.

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ MITCH GARDNER

Mitch Gardner Vice President

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Exhibit 7.    Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, National Association

(Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067

	(Street)	(City)	(State)	(Zip)

as of close of business on         June 30, 2003

ASSETS DOLLAR AMOUNTS IN THOUSANDS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)		30,669
	b. Interest bearing balances (2)		0
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)		0
	b. Available-for-sale securities (from Schedule RC-B, column D)		106,073
3.	Federal Funds sold and securities purchased agreements to resell		0
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale		0
	b. Loans and leases, net of unearned income	41,488
	c. LESS: Allowance for loan and lease losses	0
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		41,488
5.	Trading assets (from Schedule RC-D)		0
6.	Premises and fixed assets (including capitalized leases)		9,168
7.	Other real estate owned (from Schedule RC-M)		0
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		0
9.	Customers’ liability to this bank on acceptances outstanding		0
10.	Intangible assets
	a. Goodwill		0
	b. Other intangible assets (from Schedule RC-M)		162,542
11.	Other assets (from Schedule RC-F)		17,245
12.	TOTAL ASSETS (sum of items 1 through 11)		367,185

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.

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LIABILITIES

13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		97,653
	(1) Noninterest-bearing (1)	97,653
	(2) Interest-bearing	0
	b. In foreign offices, Edge and Agreement subsidiaries, and IBF’
	(1) Noninterest-bearing		0
	(2) Interest-bearing		0
14.	Federal funds purchased and securities sold under agreements to repurchase		0
15.	Trading liabilities (from Schedule RC-D)		0
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):		0
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding		0
19.	Subordinated notes and debentures (2)		0
20.	Other liabilities (from Schedule RC-G)		47,491
21.	Total liabilities (sum of items 13 through 20)		145,144
22.	Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

23.	Perpetual preferred stock and related surplus		0
24.	Common stock		600
25.	Surplus (exclude all surplus related to preferred stock)		181,587
26.	a. Retained earnings		39,854
	b. Accumulated other comprehensive income (3)		0
27.	Other equity capital components (4)		0
28.	Total equity capital (sum of items 23 through 27)		222,041
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		367,185

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Includes limited-life preferred stock and related surplus.
(3)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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